UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014 (July 18, 2014)

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 GLENRIDGE CONNECTOR, N.E., SUITE 2000, ATLANTA, GEORGIA	30342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (404) 890-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

2014 July Repricing Amendment to Credit Agreement

On July 18, 2014, First Data Corporation (the “Company”) entered into a 2014 July Repricing Amendment (the “Amendment “) to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, March 24, 2011, March 13, 2012 and August 16, 2012, as modified as of September 27, 2012 and February 13, 2013 and as further amended as of April 10, 2013, April 15, 2013 and January 30, 2014, respectively, among the Company, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Credit Agreement”).

Pursuant to the Amendment, the Company incurred an aggregate principal amount of approximately $4,600 million in new U.S. dollar denominated term loans and approximately €311 million in new euro denominated term loans maturing on March 24, 2018 (the “2018 New Term Loans”).  The interest rate applicable to the 2018 New Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR for deposits in the applicable currency plus 350 basis points or (b) solely with respect to term loans denominated in U.S. dollars, a base rate plus 250 basis points. The Company used a portion of the proceeds from the incurrence of the 2018 New Term Loans to repay its outstanding term loan borrowings maturing on March 24, 2018, with approximately $350 million in remaining aggregate principal amount of 2018 New Term Loans to be used for general corporate purposes.

Pursuant to the Amendment, the Company also incurred an aggregate principal amount of approximately $1,008 million in new U.S. dollar denominated term loans maturing on September 24, 2018(the “2018B Second New Term Loans”).  The interest rate applicable to the 2018B Second New Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR for deposits in U.S. dollars plus 350 basis points or (b) a base rate plus 250 basis points.  The Company used the proceeds from the incurrence of the 2018B Second New Term Loans to repay an equal amount of its outstanding U.S. dollar denominated term loan borrowings maturing on September 24, 2018.

Pursuant to the Amendment, the Company also modified certain other provisions of the Credit Agreement to provide for greater operational flexibility.

The foregoing description of the Amendment is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01                    Financial Statements and Exhibits.

(d)                 The following is a list of the Exhibits filed or furnished with this report.

Exhibit Number	Description of Exhibit

4.1

2014 July Repricing Amendment, dated as of July 18, 2014, among the Company, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch, as initial lender, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

Exhibit A — Marked Pages of the Conformed Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

Date: July 24, 2014